   As filed with the Securities and Exchange Commission on November 24, 1998

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________
                        COLLEGE TELEVISION NETWORK, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                  13-3557317
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)              Identification Number)


                            5784 Lake Forrest Drive
                                   Suite 275
                             Atlanta, Georgia 30328
                                 (404) 256-4444
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)
                          ___________________________

                        College Television Network, Inc.
                   Outside Directors' 1996 Stock Option Plan
                           1996 Stock Incentive Plan
                            and Other Stock Options
                             (Full title of Plans)


              Jason Elkin                                  Copy to:
        Chief Executive Officer                    Rosemarie A. Thurston, Esq.
    College Television Network, Inc.                   Neil H. Dickson, Esq.
   5784 Lake Forrest Drive, Suite 275           Morris, Manning & Martin, L.L.P.
        Atlanta, Georgia 30328                   1600 Atlanta Financial Center
            (404) 256-4444                         3343 Peachtree Road, N.E.
  (Name, address, including zip code, and           Atlanta, Georgia 30326
 telephone number, including area code, of              (404) 233-7000
            agent for service)

                          ___________________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
                                             AMOUNT TO BE       OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION FEE (2)
   TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)           SHARE (2)                PRICE (2)
------------------------------------------------------------------------------------------------------------------------------------

COMMON STOCK, $.005 PAR VALUE PER SHARE      910,000 shares            $2.19                    $1,992,900              $554.03
====================================================================================================================================


(1) Represents 240,000 shares of Common Stock issuable by Registrant under the College Television Network, Inc. Outside Directors' 1996 Stock Option Plan (the "Directors' Stock Option Plan"), 400,000 shares of Common Stock issuable by Registrant under the College Television Network, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan") (the Directors' Stock Option Plan and the Stock Incentive Plan are collectively referred to herein as the "Plans") and 270,000 shares of Common Stock issuable to a certain executive officer of Registrant upon exercise of options which were granted outside of the Plans.
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on November 20, 1998.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I will be sent or given to employees and/or directors of College Television Network, Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-KSB for the year ended October 31, 1997, filed with the Commission on January 29, 1998;

     (b) the Registrant's Current Report on Form 8-K dated November 24, 1997, filed with the Commission on November 26, 1997;

     (c) the Registrant's Transition Report on Form 10-QSB for the two-month period ended December 31, 1997, filed with the Commission on February 13, 1998;

     (d) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998;

     (e) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998;

     (f) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30,1998, filed with the Commission on November 13, 1998; and

     (g) the description of the Registrant's common stock, $.005 par value per share ("Common Stock") included in the Registrant's Registration Statement on Form S-3, filed with the Commission on July 2, 1998, as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on July 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Patrick G. Doran, Chief Financial Officer, College Television Network, Inc., 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328, telephone number (800) 256-1636.


Item 4.    Description of Securities.

      A description of the Company's Common Stock is incorporated by reference under Item 3.

Item 5.    Interests of Named Experts and Counsel.

         Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.

Item 6.    Indemnification of Directors and Officers.

         In accordance with the General Corporation Law of Delaware (the "Delaware law"), the Company's Certificate of Incorporation contains a provision which limits the liability of the Company's directors to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the Delaware Law. The Company has secured such insurance on behalf of its officers and directors.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.    EXHIBITS.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


            Exhibit No.                                Description
            -----------                                -----------
                5.1        Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered
                23.1       Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)
                24.1       Power of Attorney (included on signature page)

      (b)  Not applicable.

Item 9.    Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
                   Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 24th day of November, 1998.


                                 COLLEGE TELEVISION NETWORK, INC.


                          By:  /s/ Jason Elkin
                               -------------------------------------------------
                               Jason Elkin
                               Chief Executive Officer and Chairman of the Board

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Jason Elkin and/or Patrick Doran, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Jason Elkin             Chief Executive Officer            November 24, 1998
---------------
Jason Elkin                 (Principal Executive Officer) and
                            Chairman of the Board


/s/ Joseph D. Gersh         Chief Operating Officer            November 24, 1998
-------------------
Joseph D. Gersh             and Director


/s/ Patrick Doran           Chief Financial Officer,           November 24, 1998
-----------------
Patrick Doran               Secretary and Treasurer,
                            and Principal Accounting Officer


/s/ Peter Kauff             Vice Chairman of the Board         November 24, 1998
---------------
Peter Kauff


/s/ Stephen Roberts         Director                           November 24, 1998
-------------------
Stephen Roberts


/s/ Avy H. Stein            Director                           November 24, 1998
----------------
Avy H. Stein


/s/ Beth F. Johnston        Director                           November 24, 1998
--------------------
Beth F. Johnston


/s/ Hollis Rademacher       Director                           November 24, 1998
---------------------
Hollis Rademacher


/s/ C. Thomas McMillen      Director                           November 24, 1998
----------------------
C. Thomas McMillen


/s/ James Wood              Director                           November 24, 1998
--------------
James Wood